EXHIBIT 10(iii)A(2)

AMENDMENT NO. 1
TO
ACUITY BRANDS, INC.
SUPPLEMENTAL DEFERRED SAVINGS PLAN

THIS AMENDMENT made as of the 2nd day of October, 2002, by ACUITY BRANDS, INC. (the “Company”);

W I T N E S S E T H

WHEREAS, the Company maintains the Acuity Brands, Inc. Supplemental Deferred Savings Plan (the “Plan”); and

WHEREAS, based upon a review of the retirement programs the Company provides to its employees, the Company has decided effective December 31, 2002, to freeze the Acuity Brands, Inc. Pension Plan (“Pension Plan”) and to increase the Matching Contribution to the Acuity Brands, Inc. 401(k) Plan for Corporate Employees; and

WHEREAS, the aggregate annual retirement benefits of certain Plan Participants may be decreased as a result of the freeze of the Pension Plan and the Company desires to provide for supplemental contributions to the Plan to make-up for such potential loss of benefits for certain Participants;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

Article IV is hereby amended by adding a new Section 4.1A after current Section 4.1, as follows:

“4.1A Make-Up Contribution Credit For Pension Plan Participants

(a)
In General—Commencing January 1, 2003, the Company shall for each Plan Year during the Make-Up Contribution Period (as defined in subsection (b) below) for each Pension Plan Participant (as defined in subsection (d) below) make a Make-Up Contribution credit (determined in accordance with subsection (b) below) for the benefit of such Pension Plan Participant. The Make-Up Contribution for each Plan Year shall be credited to the Pension Plan Participant’s Make-Up Contribution Subaccount. The Make-Up Contribution Subaccount shall become vested in accordance with the following schedule:

Completed Years of Service	Vested Participants	Forfeited Percentage
Less than 5 years	0	100%
5 or more years	100%	0%

The Make-Up Contribution Subaccount shall be credited with interest at the Prime Rate on each Annual Valuation Date based upon the amount credited to such Subaccount as of the preceding Annual Valuation Date and at such other times, if any, as may be determined by the Plan Administrator. The vested Make-up Contribution Subaccount shall be distributed in accordance with Section 4.3(a)(iii)(A) if the Pension Plan Participant terminates prior to age 55 and in accordance with Section 4.3(b) in the same manner as a Supplemental Subaccount if the Pension Plan Participant terminates on or after attaining age 55. The Make-Up Contribution for each Plan Year shall be credited on the last day of the Plan Year, unless the Employer elects to make such credit on an earlier date. In order to be eligible to receive the Make-Up Contribution credit for the Plan Year, the Pension Plan Participant must be actively employed on the last day of the Plan Year and complete a Year of Service for such year. Any forfeiture of the credits to a Pension Plan Participant’s Make-Up Contribution Account shall be used to reduce future make-up contribution credits.

(b)
Amount of Make-Up Contribution Credit—The Make-Up Contribution credit for a Pension Plan Participant for the Plan Year shall be equal to the Present Value determined as of January 1, 2003 of the Annual Benefit Loss of the Pension Plan Participant divided by the number of years in the Make-Up Contribution Period, adjusted by the Discount Percentage. The Annual Benefit Loss for a Pension Plan Participant is the difference between (A) the aggregate annual retirement benefit (based upon the assumptions in subsection (b)(ii) below) the Pension Plan Participant was projected to receive at age 62 assuming that the Pension Plan and the 401(k) Plan (as defined in subsection (d) below) continued in operation in accordance with their terms as in effect on December 31, 2002, and (B) the aggregate annual retirement benefit (based upon the assumptions in subsection (b)(ii) below) the Pension Plan Participant is projected to receive at age 62 assuming that the Pension Plan is frozen at January 1, 2003 and the 401(k) Plan is amended effective January 1, 2003 to provide for a match of 60% on Elective Deferrals up to 6% of the Participant’s Annual Compensation. The Pension Plan Participant’s Make-Up Contribution Period is the period commencing January 1, 2003 and ending on the last day of the Plan Year in which the Pension Plan Participant attains age 62. The

Present Value of the Annual Benefit Loss shall be determined by taking the amount of the Annual Benefit Loss on the date the Pension Plan Participant attains age 62 and discounting such amount to January 1, 2003 using an interest rate of 5.12% per year and the mortality table prescribed by the IRS in Rev.Rul. 95-6.

(ii)    The Annual Benefit Loss shall be calculated using the following factors and assumptions:

•	A Pension Plan Participant’s service and compensation under the Pension Plan will be frozen as of December 31, 2002.

•
The rate of Matching Contributions under the 401(k) Plan will be increased effective January 1, 2003 to 60% on Elective Contributions up to 6% of a Participant’s Annual Compensation and the Pension Plan Participant will make sufficient Elective Deferrals to receive the maximum Matching Contributions.

•	A Pension Plan Participant’s Annual Compensation will be his or her Annual Compensation for 2000, with an increase rate of 3% per year.

•	Pension Plan Participant’s Matching Contribution Account Balance in the 401(k) Plan as of December 31, 2001, will be projected to age 62 with earnings of 6% per year.

•	401(k) Plan compensation limit of $200,000 applies for 2002 and prior years and will increase by 3% per year.

•	Annuity and lump sum conversions are based upon a 5.12% annual interest rate and the mortality table prescribed by the IRS in Rev.Rul. 95-6.

•
The annual retirement benefit from the 401(k) Plan is based solely upon the Pension Plan Participant’s Matching Contribution Account (adjusted as provided herein) and not the individual’s other accounts under Section 4.1 of the 401(k) Plan.

(iii)    The Make-Up Contribution to be credited to a Pension Plan Participant for a Plan Year shall be increased over the amount credited for the prior Plan Year by the Discount Percentage to account for the passage of a year and the related foregone interest earnings potential.

(c)
Change of Eligible Status—If a Pension Plan Participant is treated as a Highly Compensated Employee under the 401(k) Plan for a Plan Year, the Pension Plan Participant shall be eligible to receive a Make-Up

Contribution credit for such Plan Year. If the Pension Plan Participant who is a Highly Compensated Employee for a Plan Year ceases to be a Highly Compensated Employee for a subsequent Plan Year, then the Pension Plan Participant shall be ineligible to receive a Make-Up Contribution credit for such later Plan Year. If a Pension Plan Participant ceases to be eligible to participate in the 401(k) Plan for a Plan Year, the Pension Plan Participant shall not be eligible to receive a Make-Up Contribution for such Plan Year.

(d)	Definitions—The following definitions shall apply for purposes of this Section 4.1A:

(i)      Pension Plan—The Acuity Brands, Inc. Pension Plan, as amended through December 31, 2002.

(ii)    Pension Plan Participant—A participant in the Pension Plan on December 31, 2002 who (i) is an active Employee of an Employer on December 31, 2002, (ii) will be considered a Highly Compensated Employee of the Employer for 2003 or in a subsequent Plan Year for which he would be eligible for a Make-Up Contribution, and (iii) is a Participant in the 401(k) Plan for the Plan Year commencing on January 1, 2003 and any subsequent Plan Year for which a Make-Up Contribution credit is to be made.

(iii)    Discount Percentage—A percentage rate equal to 5.12% per year.

(iv)    401(k) Plan—The Acuity Brands, Inc. 401(k) Plan for Corporate Employees as amended through December 31, 2002.

(e)
Discretion of Company—The Company shall have the discretion to determine the amount of the Make-Up Contribution for Pension Plan Participants each Plan Year and the Company’s determination of the Make-Up Contribution credit shall be final and binding upon all parties.

(f)	Amendment—This Section 4.1A may be amended by the Company in accordance with the usual rules for amendment of the Plan in Section 7.1.”

2.

Article IV is hereby amended by a new Section 4.1B after new Section 4.1A, as follows:

“4.1B SERP Make-Up Contribution

(a)
In General—Commencing January 1, 2003, the Company shall for each Plan Year during the SERP Make-Up Contribution Period (as defined in subsection (b) below) for each SERP Plan Participant (as defined in subsection (d) below) make a SERP Make-Up Contribution credit (determined in accordance with subsection (b) below) for the benefit of such SERP Plan Participant. The SERP Make-Up Contribution for each Plan Year shall be credited to the SERP Plan Participant’s SERP Make-Up Contribution Subaccount. The SERP Make-Up Contribution Subaccount shall at all times be fully vested and nonforfeitable. The SERP Make-Up Contribution Subaccount shall be credited with interest at the Prime Rate on each Annual Valuation Date based upon the amount credited to such Subaccount as of the preceding Annual Valuation Date and at such other times, if any, as may be determined by the Plan Administrator. The SERP Make-up Contribution Subaccount shall be distributed in accordance with Section 4.3(a)(iii)(A) if the SERP Plan Participant terminates prior to age 55 and in accordance with Section 4.3(b) in the same manner as the Participant’s Supplemental Subaccount if the SERP Plan Participant terminates on or after attaining age 55. The SERP Make-Up Contribution for each Plan Year shall be credited on the last day of the Plan Year, unless the Employer elects to make such credit on an earlier date. In order to be eligible to receive the SERP Make-Up Contribution credit for the Plan Year, the SERP Plan Participant must be actively employed on the last day of the Plan Year and complete a Year of Service for such year.

(b)
Amount of SERP Make-Up Contribution Credit—The SERP Make-Up Contribution credit for a SERP Plan Participant for the Plan Year shall be equal to the Present Value determined as of January 1, 2003 of the Annual Benefit Loss of the SERP Plan Participant divided by the number of years in the SERP Make-Up Contribution Period, adjusted by the Discount Percentage. The Annual Benefit Loss for a SERP Plan Participant is the difference between (A) the aggregate annual supplemental retirement benefit (based upon the assumptions in subsection (b)(ii) below) the SERP Plan Participant was projected to receive at age 60 assuming that the Pension Plan, the Current SERP (as defined in subsection (d) below) and the EDCP (as defined in subsection (d) below) continued in operation in accordance with their terms as in effect on August 31, 2002, and (B) the aggregate supplemental annual retirement benefit (based upon the assumptions in subsection (b)(ii) below) the SERP

Plan Participant is projected to receive at age 60 from the New SERP. The Pension Plan Participant’s SERP Make-Up Contribution Period is the period commencing January 1, 2003 and ending on the last day of the Plan Year in which the SERP Plan Participant attains age 60. The Present Value of the Annual Benefit Loss shall be determined by taking the amount of the Annual Benefit Loss on the date the SERP Plan Participant attains age 60 and discounting such amount to January 1, 2003 using an interest rate of 5.12% per year and the mortality table prescribed by the IRS in Rev.Rul. 95-6.

(ii)    The Annual Benefit Loss shall be calculated using the following factors and assumptions:

•	A SERP Plan Participant’s service and compensation under the Pension Plan will be frozen as of December 31, 2002.

•	A SERP Plan Participant’s Annual Compensation will be his or her Annual Compensation for 2002, with an increase rate of 3% per year.

(iii)    The SERP Make-Up Contribution to be credited to a SERP Plan Participant for a Plan Year shall be increased over the amount credited for the prior Plan Year by the Discount Percentage to account for the passage of a year and the related foregone interest earnings potential.

(c)
Discretion of Company—The Company shall have the discretion to determine the amount of the SERP Make-Up Contribution for SERP Plan Participants each Plan Year and the Company’s determination of the SERP Make-Up Contribution credit shall be final and binding upon all parties.

(d)	Definitions—The following definitions shall apply for purposes of this Section 4.1B:

(i)	Pension Plan—The Acuity Brands, Inc. Pension Plan, as amended through December 31, 2002.

(ii)	SERP Plan Participant—Kenyon Murphy and Vern Nagel.

(iii)	Discount Percentage—A percentage rate equal to 5.12% per year.

(iv)	Current SERP—The Acuity Brands, Inc. Supplemental Retirement Plan for Executives as amended through December 31, 2002.

(v)	New SERP—The Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, which will be effective January 1, 2003.

(vi)	EDCP—The Acuity Brands, Inc. Executives’ Deferred Compensation Plan as amended through August 31, 2002.

(e)	Amendment—This Section 4.1B may be amended by the Company in accordance with the usual rules for amendment of the Plan in Section 7.1.”

3.

The within and foregoing amendments to the Plan shall be effective as of the dates indicated in the provisions. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

ACUITY BRANDS, INC.

By:	/s/ JAMES S. BALLOUN